Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Key Tronic Corporation

Spokane Valley, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-159582, 333-70917, and 333-61202) of Key Tronic Corporation and subsidiaries of our report dated September 11, 2009, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

September 11, 2009
Spokane, Washington